Exhibit 3.3

                      Charter of the Compensation Committee
                                     of the
                               Board of Directors
                                       of
                                SPAR Group, Inc.
                           Dated (as of) May 18, 2004

I.   ESTABLISHMENT AND PURPOSE

     1. The Board of Directors (the "Board") of SPAR Group, Inc. ("SGRP"), has established a standing committee of the members of the Board (the "Compensation Committee") to assist the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of SGRP and its subsidiaries (together with SGRP, collectively, the "Company"). In furtherance thereof, the Board has adopted this Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Charter"), to establish and govern (among other things) the purposes, membership, meetings, responsibilities, duties and powers of the Compensation Committee. The Compensation Committee and its meetings and activities also shall be governed by and conducted in accordance with the provisions applicable to committees generally as contained in the By-Laws (as defined in item V.2 below).

     2. The Compensation Committee's primary duties and responsibilities are to:

     (a) Oversee the existing and proposed compensation plans, policies and practices of the Company, and review and recommend to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to

          (i)  attract and retain quality directors, executives and employees,

          (ii) provide total compensation competitive with similar companies,

          (iii)reward and reinforce the attainment of the Company's performance objectives, and

          (iv) align the interests of the Company directors, executives and employees with those of SGRP's stockholders;

     (items (i) through (iv) of this subsection (a), as supplemented or modified from time to time by the Compensation Committee and Board, will be referred to collectively as the "Company's Compensation Objectives");

     (b) Review the Company's existing and proposed Compensation Objectives from time to time and recommend to the Board any necessary or desirable changes or additions to such objectives;

     (c) Review the performance of and establish the compensation for the Company's senior executives;

     (d) Oversee the Company's stock option, stock purchase and other benefit plans and severance policies, and review and recommend to the Board any necessary or desirable changes or additions to any such plan, policy or practice;

     (e) Furnish the committee report required by the rules of the U. S. Securities and Exchange Commission (the "SEC") to be included in SGRP's annual proxy statement; and

     (f) Perform such other functions as may be required from time to time by the Nasdaq Stock Market, Inc. (the "Nasdaq"), the SEC or other applicable law.


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     3. The  Compensation  Committee  will  fulfill  these  responsibilities  by carrying out the activities enumerated in Section IV of this Charter and by performing such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.  COMPOSITION OF THE COMPENSATION COMMITTEE

     1. The Compensation Committee shall consist of three or more members of the Board (as such number may be fixed from time to time by the Board).

     2. The members of the Compensation Committee shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Compensation Committee. For purposes of this Charter, the minimum standards for an independent director shall be as provided in the applicable rules of the Nasdaq's National Market System (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Nasdaq Rules"), and the provisions of the Securities Exchange Act of 1934, as amended (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Exchange Act"), and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Exchange Act Rules"), in each case as then in effect respecting Compensation Committees.

     3. All members of the Compensation Committee shall be "financially literate" and otherwise qualified to serve as members under the Nasdaq Rules, as determined by the Board. The Nasdaq Rules currently require (among other things) that all members of the Compensation Committee must be able to read and understand fundamental financial statements, including (without limitation) a balance sheet, income statement and cash flow statement.

     4. The candidates for membership in the Compensation Committee shall be nominated by the Governance Committee prior to the consideration of the election of its members at the annual organizational meeting of the Board (the "Organizational Meeting"), generally held in conjunction with SGRP's annual stockholders meeting. If no such nominations have been received by the time such matter is considered at the Organizational Meeting, nominations to the Compensation Committee may be made by any member of the Board.

     5. The members of the Compensation Committee shall be elected by the Board at the annual organizational meeting of the Board (generally held in conjunction with the Organizational Meeting) or in any other meeting duly called or action duly taken as provided in the By-Laws.

     6. The Board, in any meeting duly called or other action duly taken as provided in the By-Laws, at any time may (a) designate a chairman of the Compensation Committee (the "Chairman") from among the members of the Compensation Committee and (b) remove any such member as Chairman, either with or without cause. If the Board has not so acted, the members of the Compensation Committee may designate the Chairman by majority vote of the full Compensation Committee membership. Any Chairman who ceases to be a member of the Board or Compensation Committee automatically shall simultaneously cease to be Chairman of the Compensation Committee.

III. MEETINGS

     1. The Compensation Committee may hold regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held, with all notices given or waived and all meetings held in accordance with the By-Laws. Each scheduled Board meeting shall be deemed to include a corresponding scheduled Compensation Committee meeting unless expressly stated otherwise in scheduling such Board meeting.


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     2. The notice of a meeting may provide,  or the Compensation  Committee may request (in advance or at the meeting), that members of the Company's senior management or others attend a meeting of the Compensation Committee and provide pertinent information as necessary and available.

     3. As part of its responsibility to foster open communication, the Compensation Committee shall meet at least semi-annually with the Company's senior management and the Company's Independent Accountants in separate executive sessions to discuss any matters that the Compensation Committee or any of these groups believe should be discussed privately. In addition, the Compensation Committee shall meet with the Company's Independent Accountants and the Company's senior management to review and discuss the Company's quarterly financial statements consistent with Section IV below.

     4. The Compensation Committee shall maintain minutes or other records of its meetings and activities, which shall be maintained with the minutes of the Board, and shall report the same to the Board as and when requested. Written consents by the Compensation Committee shall be filed with the minutes of the Board.

IV.  RESPONSIBILITIES AND DUTIES

     The Compensation Committee's responsibilities, duties and powers shall consist of the following:

Compensation, Reports and Documents

     1. On an annual basis, and more often as it determines circumstances reasonably warrant, the Compensation Committee shall review and discuss this Charter and recommend to the Board any changes in or additions to this Charter that it may deem necessary or desirable.

     2. On an annual basis (and prior to the commencement of each fiscal year to the extent practicable), and more often as it determines circumstances reasonably warrant, in consultation with the Company's senior management as and to the extent the Compensation Committee deems appropriate, the Compensation Committee shall:

     (a) Review and approve the Company's existing and proposed Compensation Objectives and recommend to the Board any changes in or additions to them that it may deem necessary or desirable;

     (b) Review and approve the performance goals (and the extent to which they further the Company's Compensation Objectives), the evaluation process and the compensation structure for the Company's senior executive officers and recommend to the Board any changes in or additions to them that it may deem necessary or desirable; and

     (c) Evaluate the performance (against the applicable year's goals) and approve the annual compensation (including salary, bonus, and incentive and equity compensation) of the Company's senior executive officers.

     3. The Compensation Committee shall oversee the Company's stock option, stock purchase and other benefit plans, all other incentive and equity compensation, and all severance policies and practices, in consultation with the Company's senior management as and to the extent the Compensation Committee deems appropriate. In particular (and without limitation), the Compensation Committee shall:

     (a) approve all employee stock options and other equity compensation, individually in the case of senior executives and either individually or in the form of one or more budgets, plans or policies in the case of other officers and employees;


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     (b)  approve all stock option  policies and other equity  compensation  for outside directors, in the form of budgets, plans or policies;

     (c) act as and discharge the responsibilities of the "Administrators" under (and as defined in) the 2000 Stock Option Plan of SPAR Group, Inc., as the "Committee" under (and as defined in) the SPAR Group, Inc., 2001 Employee Stock Purchase Plan, as amended, and the SPAR
          Group, Inc., 2001 Consultant Stock Purchase Plan, and as the "Administrators", "Committee" or any similar authority under (and as defined in) any other option, stock or similar benefit plan of the Company, as each may be adopted, supplemented, modified, amended, restated or replaced from time to time in the manner provided therein; provided, however, that this grant of authority is not exclusive and shall not limit the right of the Board or any other authorized person to act in any such capacity;

     (d) review and approve any severance or similar termination benefit for any director, officer or employee of the Company, which may be individually or in the form of a plan or policy; and

     (e) review and approve each supplement, modification or amendment to or restatement or replacement of any of the items referenced in subsections (a), (b), (c) or (d) of this Section and recommend to the Board any changes in or additions to them that it may deem necessary or desirable.

     4. On an annual basis, and more often as it determines circumstances reasonably warrant, in consultation with the Company's senior management as and to the extent the Compensation Committee deems appropriate, the Compensation Committee shall review and assess the adequacy and effectiveness of the following in furthering the Company's Compensation Objectives and recommend any proposed changes or new items to the Board that it may deem necessary or desirable respecting the following:

     (a)  outside director compensation plans and practices;

     (b) the Company's stock option, stock purchase and other benefit plans and their utilization;

     (c)  the other compensation  plans,  policies and practices of the Company;
          and

     (d) any proposed supplement, modification or amendment to any such plan, policy or practice.

     5. On an annual basis, and more often as it determines circumstances reasonably warrant, the Compensation Committee shall:

     (a) furnish the Compensation Committee's annual report to be included in the Proxy Statement as required by the Exchange Act Rules; and

     (b) review and discuss such other reports or documents within its authority and knowledge for submission to the SEC, Nasdaq or the public as

          (i) may from time to time be required under the Exchange Act Rules, the Nasdaq Rules, the DGCL (as defined below) or other applicable law; or

          (ii) the Compensation Committee may from time to time deem appropriate, provided that the Compensation Committee or Chairman shall have given the Chief Executive Officer and Chief Financial Officer reasonable prior written notice of its desire to make such review;


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provided that in the case of paragraph (b) the Chairman may represent and act on behalf of the entire Compensation Committee for purposes of this review, with or without consultation of the other members, and shall present the results thereof at the next meeting of the Compensation Committee.

Legal Compliance and Updates

     6. The Compensation Committee periodically (as often as it determines that circumstances reasonably warrant) shall, in consultation with the Company's counsel, alone and/or with the Company's senior management, as and to the extent the Compensation Committee deems appropriate:

     (a) review and discuss any regulatory, compliance, legal or other issue within its knowledge respecting any compensation or related matter that could have a significant impact on the Company or its financial statements, SEC filings or other public disclosures, and recommend to the Board any corrective or other action that it may deem necessary or desirable;

     (b) review and discuss the potential effect on any compensation or related issue of any applicable material change or initiative in any Nasdaq Rule, any Exchange Act Rule, the DGCL or other applicable law or the interpretation thereof within its knowledge, and recommend to the
          Board any changes in or additions to the Company's governing documents, policies, principles, practices or processes respecting compensation or related matters that it deems necessary or desirable to deal with such effect;

     (c) review the implementation of changes in and additions to the Company's governing documents, policies, principles, practices or processes respecting compensation or related matters within its knowledge, whether as previously approved or recommended by the Compensation Committee or as previously required by the Nasdaq Rules, the Exchange Act Rules, the DGCL or other applicable law;

     (d) recommend to the Board the advisability of having the Company's counsel, auditors or other experts or professionals make specified studies and reports as to compensation or related matters; and

     (e)  receive direct reports from the Company's counsel.

     7. The Compensation Committee shall establish regular and separate systems of communication with each of the Company's senior management and the Company's counsel, review and discuss with them any matter within its authority and knowledge that is reasonably likely to have a significant impact on the Company, and recommend to the Board any corrective or other action that it may deem necessary or desirable.

Other Responsibilities, Duties and Powers

     8.  The   Compensation   Committee   shall   report  its  actions  and  any
recommendations to the Board after each Compensation Committee meeting.

     9. The Compensation Committee shall have the responsibility, duty and power, at any time and from time to time, to the same extent and with the same effect as if the entire Board were acting:

     (a) to conduct or authorize investigations into matters within the Compensation Committee's scope of responsibilities under this Charter and applicable law;


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     (b)  to retain independent  counsel,  accountants or others to assist it in
          the  conduct  of  an   investigation  or  such  other  action  as  the
          Compensation Committee may otherwise determine as necessary to carry out its duties under this Charter and applicable law, the fees and expenses of all of which will be paid by the Company; and

     (c) to perform any other activities related or incidental to the duties and rights conferred on the Compensation Committee (by this Charter or otherwise) as the Compensation Committee or the Board from time to time may deem necessary or reasonably appropriate.

     10. In addition to the responsibilities, duties and powers of the Compensation Committee set forth in this Charter, the Compensation Committee also shall have such other responsibilities, duties and powers (if any) as may from time to time be expressly granted to it under the Certificate, the By-Laws, any Board resolution with continuing effect, any Nasdaq Rule, any Exchange Act Rule, the DGCL or any other applicable law.

V.   MISCELLANEOUS

     1. Notwithstanding anything in this Charter to the contrary: (a) the Compensation Committee is an oversight body, and it is not the role or duty of the Compensation Committee to (i) implement, administer or apply the accounting, auditing or financial reporting or disclosure policies, practices or controls of the Company, (ii) plan or conduct any audit of the Company or any audit of the work of the Company's management or independent accountants, (iii) prepare or certify any of the Company's financial statements or any portion thereof, (iv) determine or assure that the Company's financial statements and disclosures are complete or accurate or are in accordance with GAAP or any applicable rule or regulation, or (v) determine or assure the Company's compliance with any legal or regulatory requirement, all of which are and continue to be the responsibilities of the Company's management and/or the Company's directors, as the case may be; (b) the members of the Compensation Committee are not, and shall not under any circumstance be deemed or construed to be (by virtue of their Compensation Committee membership, this Charter or any action taken as contemplated hereunder or otherwise), (i) officers, employees or auditors of SGRP or any of its subsidiaries and (ii) directors of any of SGRP's subsidiaries; (c) the Compensation Committee may rely on the representations of and other information provided by the Company's directors, the Company's officers, employees and counsel and experts or other professionals retained by the Company or the Compensation Committee; and (d) the legal liability (actual, potential or otherwise) of the Compensation Committee members shall not be (and shall not be deemed or construed to be) any greater than that of any outside director of SGRP who is not a member of the Compensation Committee.

     2. For the purposes of this Charter:

     (a) "Certificate" shall mean the Certificate of Incorporation of SGRP filed on November 29, 1995, with the Secretary of State of the State of Delaware, as the same may have been and from time to time hereafter may be duly amended or restated in the manner provided under applicable law.

     (b) "By-Laws" shall mean the Amended and Restated By-Laws of SGRP dated as of May 18, 2004, as the same may have been and from time to time hereafter may be supplemented, amended or restated in the manner provided therein.

     (c) "DGCL" shall mean the General Corporation Law of the State of Delaware, as the same may have been and from time to time hereafter may be amended or restated, and any succeeding statute.


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     3.  This  Charter  constitutes  supplemental  by-laws  of SGRP and shall be governed and supplemented by and construed and interpreted in accordance with the By-Laws. Without in any way limiting the preceding sentence, the provisions of Article X of the By-Laws (and the applicable definitions appearing elsewhere) are hereby incorporated into this Charter by reference as if fully set forth herein and shall be construed as if this Charter were the "By-Laws" referred to in those incorporated provisions. In the event of any conflict between any specific provision of this Charter and the By-Laws, the specific provision of this Charter shall control and be given effect.

     4. The terms and provisions of this Charter are each subject to the relevant terms and provisions of the Certificate and applicable law. In the event that any term or provision of this Charter conflicts or is inconsistent with any term or provision of the Certificate or applicable law, the term or provision of the Certificate or applicable law shall control and be given effect.

















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